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PRESS RELEASE

                MICHAEL GALKIN, PRESIDENT OF THIRD MILLENNIUM
                     TELECOMMUNICATIONS, INC.  RESIGNS;

        Piscataway, New Jersey, July 8, 2002:  FOR IMMEDIATE RELEASE:


     Michael Galkin, the President of Third Millennium Telecommunications, Inc., resigned as an officer director and employee of the Company, effective June 27, 2002. Rob Menaker, the CEO of the Company, will continue, in his current capacity as CEO.

     Third Millennium, founded in 1997, offers wireless products and services on a national basis through its enterprise software, the Company can create customized and scalable solutions to meet the evolving needs of the Internet marketplace. The Company has relationships with AT&T Wireless, GlobalstarUSA Satellite Services and DISH Network.